Exhibit 10.50

RESTRUCTURING AGREEMENT

This Restructuring Agreement (this “Agreement”), dated as of December 21, 2010, is made by and among West Receivable Services, Inc., a Delaware corporation (“West”), TOGM, LLC, a Nebraska limited liability company ( “TOGM”) and West Receivables Purchasing, LLC (the “Company”)(the Company, TOGM and West are hereinafter collectively referred to as the “Parties” and each individually as a “Party”).

RECITALS

WHEREAS, TOGM and West are parties to the Amended and Restated Operating Agreement of West Receivable Purchasing, LLC, dated as of April 30, 2009 (the “Existing Operating Agreement”);

WHEREAS, the Company and TOGM are parties to the Amended and Restated Credit Agreement dated as of April 30, 2009 (the “Credit Agreement”) and the other Loan Documents (as defined in the Credit Agreement); and

WHEREAS, this Agreement is being executed and delivered in order to, among other things, specify the terms upon which the Parties shall memorialize termination or amendment to the Credit Agreement, the other Loan Documents and the Existing Operating Agreement and provide for the liquidation of the Company.

NOW, THEREFORE, in consideration of the covenants and agreements made herein, the Parties agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

Section 1.1. Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms.

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person.

“Agreement” has the meaning specified in the first paragraph of this Agreement.

“Amended Operating Agreement” means the Existing Operating Agreement, as amended by Section 2.2 of this Agreement.

“Company” has the meaning specified in the first paragraph of this Agreement.

“Existing Operating Agreement” has the meaning specified in the recitals to this Agreement.

“Interests” has the meaning specified in the Existing Operating Agreement.

“Party” or “Parties” each has the meaning specified in the first paragraph of this Agreement.

“Person” means any individual, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative, association or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such person, as the context may require.

“TOGM” has the meaning specified in the first paragraph of this Agreement.

“West” has the meaning specified in the first paragraph of this Agreement.

Section 1.2. Interpretation. For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (ii) the word “or” is not exclusive and (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (a) to Articles, Sections and Exhibits mean the Articles and Sections of, and the Exhibits attached to, this Agreement; (b) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (c) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

ARTICLE II

RESTRUCTURING TRANSACTIONS

Section 2.1. Satisfaction of Borrowing; Termination of Agreements.

(a) TOGM confirms, in its capacity as lender under the Loan Documents, that all of the Obligations (as defined in the Credit Agreement) have been satisfied in full. TOGM further agrees that:

(i) all of the TOGM’s security interests in and liens on any and all properties and assets of the Company, whether personal, real or mixed, tangible or intangible, granted by or arising under the Loan Documents, are hereby, without further action, released and discharged;

(ii) the Credit Agreement and the other Loan Documents are hereby, without further action, terminated and of no further force or effect; and

(iii) the Company (or any of its agents, attorneys or other designees (“Designees”), West or any agents, attorneys or other designees of West (“Successor Designees”)) may prepare and file such UCC-3 termination statements as the Company, West, (or any such Designees or Successor Designees) may reasonably deem necessary or desirable in connection with the termination of the security interests and liens set forth above, without the signature of TOGM.

(b) At the reasonable request of the Company, its Designee, West or any Successor Designee, TOGM will execute such additional instruments and other writings, and take such other action, as the Company, its Designee, West or any Successor Designee may reasonably request to effect or evidence the satisfaction of the Obligations, the termination of the effectiveness of the Credit Agreement, the other Loan Documents or any other agreements, instruments or other documents executed pursuant thereto.

Section 2.2. December Distribution; Amendment to Schedule A to the Operating Agreement.

(a) Pursuant to Section 4.1(a) of the Existing Operating Agreement, on or about December 13, 2010, TOGM received a distribution from the Company. As a result of such distribution, TOGM acknowledges that it has received the full amount of its Initial Capital Return and Capital Contribution (in each case as defined in the Existing Operating Agreement).

(b) TOGM and West hereby agree that Schedule A to the Existing Operating Agreement is amended, effective as of 11:59 PM Eastern Time on December 31, 2010, to delete all references to TOGM and to change all percentage references applicable to West to 100%.

(c) Each of the Parties acknowledges and agrees that notwithstanding any provision of the Amended Operating Agreement to the contrary, neither TOGM nor West shall be obligated to make any further capital contributions to the Company.

Section 2.3. Liquidation and Dissolution. (a) TOGM and West agree that the assets of the Company shall be liquidated, and the proceeds of such liquidation shall be distributed to West in accordance with the terms of the Amended Operating Agreement.

(b) Notwithstanding any other provision of the Amended Operating Agreement, West is authorized to cause the Company to take such action as it may deem reasonable or necessary in connection with the liquidation of the Company. At any time on or after December 31, 2010, West may cause the Company to be dissolved without further action or approval by TOGM.

(c) The Parties agree TOGM shall have no liability to the Company, West or any other Person arising in connection with the liquidation of the Company completed pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TOGM

As an inducement to each of the other Parties hereto to enter into this Agreement and to consummate the transactions contemplated hereby, TOGM represents and warrants on behalf of itself to each of the other Parties hereto as follows:

Section 3.1. Organization and Authority. This Agreement has been duly authorized, executed and delivered by TOGM and is the legal, valid and binding obligation of TOGM enforceable in accordance with its terms, except insofar as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable law.

Section 3.2. Title. TOGM is the record and beneficial owner of, and has good title to, the Interests as set forth on Schedule A to the Existing Operating Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF WEST

As an inducement to each of the other Parties hereto to enter into this Agreement and to consummate the transactions contemplated hereby, West hereby represents and warrants to each of the other Parties hereto as follows:

Section 4.1. Authority. This Agreement has been duly authorized, executed and delivered by West, and is the legal, valid and binding agreement of each of West, enforceable in accordance with its terms, except insofar as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable law.

Section 4.2. Title. West is the record and beneficial owner of, and has good title to the Interests as set forth on Schedule A to the Existing Operating Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nebraska without regard to its conflicts of law doctrine.

Section 5.2. Successors and Assigns. The rights and obligations of any Party under this Agreement shall not be assignable by such Party hereto without the prior written consent of the other Parties, except that any Party may assign its rights and obligations hereunder to any of its Affiliates. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.

Section 5.3. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

Section 5.4. Entire Agreement. This Agreement constitutes the entire agreement among the Parties and, together with the agreements attached as Exhibits hereto, contain all of the agreements among such Parties with respect to the subject matter hereof. This Agreement and Exhibits hereto supersede any and all other agreements, either oral or written, between such Parties with respect to the subject matter hereof except as noted above.

Section 5.5. Amendment. This Agreement may be amended only by a written agreement executed by each of the Parties.

Section 5.6. Survival. All representations, warranties, covenants and obligations contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.8. Expenses. Each Party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

WEST RECEIVABLE SERVICES, INC.

By:	/s/ Nancee R. Berger
Name:	Nancee R. Berger
Title:	Chief Operating Officer

TOGM, LLC

By:	West Family Investments, LLC
Its:	Manager

By:	/s/ Randy Rochman
Name:	Randy Rochman
Title:	CEO

WEST RECEIVABLES PURCHASING, LLC

By:	/s/ Nancee R. Berger
Name:	Nancee R. Berger
Title:	Manager